FOR IMMEDIATE RELEASE

Exhibit 99.1

Contacts:

Salisbury Bancorp, Inc.	Riverside Bank
Richard J. Cantele, Jr.	John M. Davies
President & Chief Executive Officer	President & Chief Executive Officer
(860) 435-9801	(845) 454-5511

SALISBURY BANCORP INC. AND RIVERSIDE BANK RECEIVE REGULATORY APPROVALS FOR MERGER

Lakeville, CT, and Poughkeepsie, NY, November 06, 2014 – Richard J. Cantele, Jr., President and Chief Executive Officer of Salisbury Bank and Trust Company (“Salisbury Bank”) and Salisbury Bancorp, Inc. (“Salisbury”) (NASDAQ: SAL), and John Davies, Riverside Bank’s President and Chief Executive Officer, announced today that the Connecticut Department of Banking and the Federal Deposit Insurance Corporation have approved the applications to merge Riverside Bank of Poughkeepsie, New York with Salisbury Bank of Lakeville, Connecticut.

On March 19, 2014, Salisbury and Riverside Bank publicly announced the merger, which is a stock-for-stock transaction valued at approximately $28 million. On October 29, 2014 shareholders of both Salisbury and Riverside Bank approved the merger.

Salisbury Bank President and CEO Rick Cantele stated, “John and I are pleased to obtain shareholder and regulatory approvals for the merger. We firmly believe that the combination of our well-respected banks is the right decision for our shareholders, customers, employees and the communities we serve. We will be stronger together than we are separately and are committed to making this merger a success for all of our stakeholders.”

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, Dover Plains and Millerton, New York and Great Barrington, South Egremont and Sheffield, Massachusetts. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

About Riverside Bank

Riverside Bank is a New York State chartered commercial bank serving small and medium sized businesses, professionals and individuals in the Hudson Valley with branches in Poughkeepsie, Red Oaks Mill, Newburgh and Fishkill. Since opening for business in 1988, Riverside Bank has always been committed to providing outstanding products and service to its customers focusing on serving small to medium sized businesses and professionals within its markets.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, cost savings, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Salisbury and Riverside, including future financial and operating results, and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Salisbury and Riverside assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Salisbury’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Salisbury and Riverside businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Salisbury's stock price before closing, including as a result of the financial performance of Riverside prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.